                                                                    EXHIBIT 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial statements give effect to the acquisitions of Pacific Netcom, Inc. ("Pacific Netcom"), Sandpiper Networks, Inc. ("Sandpiper") and SoftAware, Inc. ("SoftAware") as if they had occurred on October 1, 1998 for the unaudited pro forma combined statements of operations. The unaudited pro forma balance sheet gives effect to the acquisition of SoftAware as if it had occurred on June 30, 2000. The acquisition of Sandpiper was consummated on December 28, 1999; therefore, Digital Island's historical combined balance sheet at June 30, 2000 includes the allocated purchase price for this transaction. The acquisition of Pacific Netcom by SoftAware was consummated on January 13, 2000; therefore, SoftAware's historical combined balance sheet at June 30, 2000 includes the allocated purchase price for this transaction.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

                     DIGITAL ISLAND, INC. AND SUBSIDIARIES
                       PRO FORMA COMBINED BALANCE SHEET
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                                            June 30, 2000
                                                               Historical
                                                       ----------------------------
                                                       Digital Island
                                                             and                                        Combined Pro
                                                         Subsidiaries     SoftAware       Adjustments       Forma
                                                       -------------------------------------------------------------
Assets
Current assets:
   Cash and cash equivalents                           $  304,881          $4,564         $(20,000) A    $  289,445
   Investments                                            328,298               -                -          328,298
   Accounts receivable, net                                18,886           1,311                -           20,197
   Restricted cash                                          7,063               -                -            7,063
   Inventory                                                    -             227                -              227
   Prepaid expenses and other                              18,850             182                -           19,032
                                                       ------------------------------------------------------------
        Total Current Assets                              677,978           6,284          (20,000)         664,262
                                                       ------------------------------------------------------------

   Investments                                             73,734               -                -           73,734
   Property and equipment, net                            112,150           5,500                -          117,650
   Goodwill, net                                          823,816           4,403          343,178  D     1,166,994
                                                                                            (4,403) B
   Intangible assets, net                                 115,227               -           59,800  D       175,027
   Unamortized convertible note issuance costs             10,226               -                -           10,226
   Other assets, net                                        2,890             411                -            3,301
                                                       ------------------------------------------------------------
        Total Assets                                   $1,816,021         $16,598         $378,575       $2,211,194
                                                       ============================================================
Liabilities and Stockholders' Equity
Current Liabilities:
   Capital lease obligations                           $   13,344         $   309         $      -       $   13,653
   Accounts payable                                        17,963           2,295            5,197  C        25,455
   Accrued liabilities                                     11,531             550                -           12,081
   Cash overdraft                                           9,447               -                -            9,447
   Interest payable                                         6,900               -                -            6,900
   Deferred revenue                                         1,097               -                -            1,097
   Other liabilities                                            -               -                -                -
                                                       ------------------------------------------------------------
        Total Current liabilities                           60,282           3,154            5,197          68,633
                                                       ------------------------------------------------------------
   Bank borrowings, less current portion                        -           4,500                -            4,500
   Convertible notes                                      345,000               -                -          345,000
   Capital lease obligations, less current portion          5,618              30                -            5,648
   Deferred revenue                                           334               -                -              334
   Other liabilities                                          358               4                -              362
                                                       ------------------------------------------------------------
        Total Liabilities                                 411,592           7,688            5,197          424,477
                                                       ------------------------------------------------------------
Stockholders' equity
   Preferred stock                                              -           7,900           (7,900) B             -
   Common stock                                                69           7,012                9  A            78
                                                                                            (7,012) B
   Additional paid-in capital                           1,694,037               -          395,236  A     2,089,273
   Deferred compensation                                   (2,122)              -          (11,939) D       (14,061)
   Stockholder notes receivable                              (419)         (1,018)               -           (1,437)
   Common stock warrants                                    2,785               -                -            2,785
   Accumulated deficit                                   (289,921)         (4,984)           4,984  B      (289,921)
                                                       ------------------------------------------------------------
     Total stockholders' equity                         1,404,429           8,910          373,378        1,786,717
                                                       ------------------------------------------------------------
        Total liabilities and stockholders' equity     $1,816,021         $16,598         $378,575       $2,211,194
                                                       ============================================================


See the accompanying notes to the unaudited pro forma combined financial statements.

DIGITAL ISLAND, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENTS OF
OPERATIONS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                               ------------------------------------------------------------------------------------
                                                      Historical                                                  Historical
                                               ----------------------------                                ------------------------
                                                               Period from                                              Period from
                                                                October 1,                                               October 1,
                                               Nine Months       1999 to                                   Nine Months    1999 to
                                               Ended June      December 28,                                Ended June   January 12,
                                                 30, 2000         1999                                      30, 2000        2000
                                               ----------------------------                                ------------------------
                                               Digital Island
                                                    and                                      Combined Pro                 Pacific
                                                Subsidiaries     SandPiper    Adjustments       Forma      SoftAware      Netcom
                                               ------------------------------------------------------------------------------------
Revenue                                        $      34,990     $      854   $     (262) G  $    35,582   $   9,950     $    1,307
Cost and expenses:
   Cost of revenue                                    71,240          2,731         (262) G       73,709       6,308          1,334
   Sales and marketing                                36,985         49,557            -          86,542       1,146             91
   Product development                                13,227            783            -          14,010         342              -
   General and administrative                         30,052          1,561            -          31,613       3,657            186
   Amortization of intangible assets                 106,556              -       48,693  E      155,249         833             17
   Stock compensation expense                          1,911            240            -           2,151         246              -
                                               -----------------------------------------     --------------------------------------
        Total costs and expenses                     259,971         54,872       48,431         363,274      12,532          1,628
                                               -----------------------------------------     --------------------------------------
     Loss from operations                           (224,981)       (54,018)     (48,693)       (327,692)     (2,582)          (321)
                                               -----------------------------------------     --------------------------------------
Interest income/(expense), net                         8,139             25            -           8,164          61            (23)
Other income/(expense)                                     -              -            -               -         (91)             1
                                               -----------------------------------------     --------------------------------------
     Loss before income taxes                       (216,842)       (53,993)     (48,693)       (319,528)     (2,612)          (343)
                                               -----------------------------------------     --------------------------------------
Provision for income taxes                                17              -                           17         (13)             3
                                               -----------------------------------------     --------------------------------------
     Net loss                                  $    (216,859)     $ (53,993)  $  (48,693)    $  (319,545)  $  (2,599)    $     (346)
                                               =========================================     ======================================
Pro forma net loss per share:

   Net loss per share - basic and diluted      $       (3.94)                                $     (5.05)
   Weighted average shares - basic and diluted    55,032,310                   8,185,363 F    63,217,673

                                                                           Combined
                                                Adjustments               Pro Forma
                                               --------------------------------------
Revenue                                        $           -              $    46,839

Cost and expenses:
   Cost of revenue                                         -                   81,351
   Sales and marketing                                     -                   87,779
   Product development                                     -                   14,352
   General and administrative                              -                   35,456
   Amortization of intangible assets                  59,597 E                215,696
   Stock compensation expense                          2,507 E                  4,904
                                               -------------              -----------
        Total costs and expenses                      62,104                  439,538
                                               -------------              -----------
     Loss from operations                            (62,104)                (392,699)
                                               -------------              -----------
Interest income/(expense), net                             -                    8,202
Other income/(expense)                                     -                      (90)
                                               -------------              -----------
     Loss before income taxes                        (62,104)                (384,587)
                                               -------------              -----------
Provision for income taxes                                 -                        6
                                               -------------              -----------
     Net loss                                  $     (62,104)             $  (384,593)
                                               =============              ===========

Pro forma net loss per share:

   Net loss per share - basic and diluted                                 $     (5.98)
   Weighted average shares - basic and diluted     9,301,892 F             64,334,202

  See the accompanying notes to the unaudited pro forma combined financial statements.

DIGITAL ISLAND, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                       Historical                                                  Historical
                                               ----------------------------                                ------------------------
                                                   Twelve Months Ended                                        Twelve Months Ended
                                                   September 30, 1999                                          December 31, 1999
                                               ----------------------------                                ------------------------
                                               Digital Island
                                                    and                                      Combined Pro                 Pacific
                                                Subsidiaries     Sandpiper    Adjustments       Forma      SoftAware      Netcom
                                               ------------------------------------------------------------------------------------
Revenue                                        $       12,431    $     219    $         -    $     12,650  $   6,656     $    4,338

Cost and expenses:
   Cost of revenue                                     29,496        4,341              -          33,837      3,179          3,528
   Sales and marketing                                 16,010        5,358              -          21,368        943            446
   Product development                                  6,357        2,357              -           8,714          -              -
   General and administrative                           9,848        1,731              -          11,579      2,947            507
   Amortization of intangible assets                        -            -        194,770  E      194,770         52             16
   Stock compensation expense                           3,207          581              -           3,788        321              -
                                               ------------------------------------------    --------------------------------------
        Total costs and expenses                       64,918       14,368        194,770         274,056      7,442          4,497
                                               ------------------------------------------    --------------------------------------
     Loss from operations                             (52,487)     (14,149)      (194,770)       (261,406)      (786)          (159)
                                               ------------------------------------------    --------------------------------------
Interest income/(expense), net                          1,551          179              -           1,730          3            (23)
Other income                                                -            -              -               -         94             28
                                               ------------------------------------------    --------------------------------------
     Loss before income taxes                         (50,936)     (13,970)      (194,770)       (259,676)      (689)          (154)
                                               ------------------------------------------    --------------------------------------
Provision (benefit) for income taxes                        2            3              -               5        (12)             1
                                               ------------------------------------------    --------------------------------------
     Net loss                                  $      (50,938)   $ (13,973)   $  (194,770)   $   (259,681) $    (677)     $    (155)
                                               ==========================================    ======================================

Pro forma net loss per share:

   Net loss per share - basic and diluted      $        (4.58)                               $      (7.28)

   Weighted average shares - basic and diluted     11,127,462                  24,556,088  F   35,683,550

                                                                           Combined
                                                Adjustments               Pro Forma
                                               --------------------------------------
Revenue                                        $          -                    23,644

Cost and expenses:
   Cost of revenue                                        -                    40,544
   Sales and marketing                                    -                    22,757
   Product development                                    -                     8,714
   General and administrative                             -                    15,033
   Amortization of intangible assets                 80,527  E                275,365
   Stock compensation expense                         7,283  E                 11,392
                                               --------------------------------------
        Total costs and expenses                     87,810                   373,805
                                               --------------------------------------
     Loss from operations                           (87,810)                 (350,161)
                                               --------------------------------------
Interest income/(expense), net                            -                     1,710
Other income                                              -                       122
                                               --------------------------------------
     Loss before income taxes                       (87,810)                 (348,329)
                                               --------------------------------------
Provision (benefit) for income taxes                      -                        (6)
                                               --------------------------------------
     Net loss                                  $    (87,810)                 (348,323)
                                               ======================================

Pro forma net loss per share:

   Net loss per share - basic and diluted                                $     (18.30)
   Weighted average shares - basic and diluted    7,906,608  F             19,034,070

   See the accompanying notes to the unaudited pro forma combined financial statements.

                     DIGITAL ISLAND, INC. AND SUBSIDIARIES
          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

On September 15, 2000, Digital Island, Inc. (the "Company") acquired a 100% ownership interest of SoftAware, Inc. ("SoftAware") through the issuance of approximately 9.3 million shares of the Company's common stock, $20 million of cash and 73,108 common stock options for a total purchase price of approximately $418.7 million including acquisition costs of $5.2 million. This acquisition was accounted for using the purchase method of accounting. The value of the common stock issued in connection with the acquisition of SoftAware is $41.98 per share, the average value of the Digital Island common stock surrounding the date the terms of the acquisition were agreed to. The fair value of the common stock options was estimated using the Black-Scholes model with the following weighted average assumptions: deemed fair value of the underlying common stock of $41.98, risk-free interest rate of 5.8%, expected life of 4.5 years, expected dividend rate of 0% and volatility rate of 205%. The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill. Of the purchase price, $3.8 million was allocated to the net assets of SoftAware, $403.0 million and $11.9 million was allocated to intangible assets and deferred compensation, respectively. The acquired intangible assets, including goodwill, will be amortized over their estimated useful life of 5 years. Deferred compensation will be amortized over the remaining vesting terms of the related unvested common shares and unvested options using the amortization method under FIN 28. SoftAware provides commercial connectivity, including equipment, to the Internet for content providers and data center services, including co-location, monitoring, and administration.

On December 28, 1999 the Company acquired Sandpiper Networks, Inc. ("Sandpiper") through the merger of a wholly owned subsidiary of the Company with Sandpiper. In the merger, each outstanding share of Sandpiper capital stock was exchanged for 1.0727 shares of the Company's common stock and all outstanding stock options and warrants were assumed. The Company issued 24.6 million shares of common stock and 3.1 million stock options and warrants. The total purchase price of approximately $967.6 million was allocated primarily to intangible assets and goodwill, which will be amortized over 5 years.

On January 13, 2000, SoftAware acquired all the outstanding shares of Pacific Netcom, Inc. ("Pacific Netcom") for aggregate consideration of approximately $4.6 million.

The total purchase price was allocated primarily to intangible assets and goodwill, which was to be amortized over 3 years.

The following pro forma adjustments have been made to the historical financial statements of the Company and SoftAware based upon assumptions made by management for the purpose of preparing the unaudited pro forma combined financial statements:

A.   Record common stock issued and cash paid for the acquisition of SoftAware.

B.   Eliminate the shareholders' equity accounts and goodwill of SoftAware.

C.   Record estimated transaction costs.

D. Record the excess of acquisition costs over the fair value of net assets acquired at June 30, 2000. Approximately $414.9 million were allocated to deferred compensation and intangible assets, including customer relationships, assembled workforce, software and technology, trademark/tradename and goodwill.

E. Reflect amortization of deferred compensation, goodwill and other purchased intangibles.

F. Adjust weighted average shares outstanding used in computing basic and diluted loss per share to reflect issuance of shares upon acquisition of Sandpiper and SoftAware.

G. Reflect elimination of inter-company transactions between Digital Island and Sandpiper.

     The pro forma combined basic net loss per share is based on the combined weighted average number of common shares of the Company's common stock for each period, calculated using an exchange ratio that results in the issuance of 9.4 million shares of the Company's common stock for 100% ownership of SoftAware. The adjustment to historical weighted average shares outstanding results from inclusion of actual shares issued or estimated shares to be issued in conjunction with the acquisition as if such shares were outstanding from October 1, 1998. In accordance with the agreement, approximately 15% of the stock will be held in a time-lapsing escrow account and have been excluded from the pro forma basic and diluted net loss per share for the year ended September 30, 1999.